AGREEMENT AND PLAN OF REORGANIZATION among GENERATION
ACQUISITION CORPORATION, a Delaware corporation ("Generation"),
LIFE2K.COM, INC., a Delaware corporation ("Life2K") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all the issued and outstanding stock of Life2K.

           Whereas, Generation wishes to acquire and Shareholders wish to transfer all of the issued and outstanding securities of Life2K in a transaction intended to qualify as a reorganization within the meaning of Section368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Exchange").

           Now, therefore, Generation, Life2K, and the Shareholders adopt this plan of reorganization and agree as follows:

           1.         EXCHANGE OF STOCK

           1.1. NUMBER OF SHARES. The Shareholders agree to transfer to Generation at the Closing (defined below) the number of shares of common stock of Life2K, $.0001 par value per share, shown opposite their names in Exhibit A, in exchange for an aggregate of 10,656,750 shares of voting common stock of Generation, $ .0001 par value per share.

           1.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of Life2K common stock shall surrender such certificate(s) for cancellation to Generation, and shall receive in exchange a certificate or certificates representing the number of full shares of Generation common stock into which the shares of Life2K common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Life2K shares by the Shareholders shall be effected by the delivery to Generation at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

           1.3.       FRACTIONAL SHARES.  Fractional shares of
Generation common stock shall not be issued, but in lieu thereof
Generation shall round up fractional shares to the next highest whole number.

           1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Generation may request in order more effectively to sell, transfer, and assign the transferred stock to Generation and to confirm Generation's title thereto.

           2.         CLOSING

           2.1. MANNER. The Closing contemplated herein shall be held at the offices of the Exchange Agent provided for herein without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

       2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

       3.      UNEXCHANGED CERTIFICATES.   Until surrendered, each
outstanding certificate that prior to the Closing represented Life2K common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Generation common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Life2K common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

       4.      REPRESENTATIONS AND WARRANTIES OF GENERATION

       Generation represents and warrants as follows:

       4.1. CORPORATE ORGANIZATION AND GOOD STANDING. Generation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       4.2. REPORTING COMPANY STATUS. Generation has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities
Exchange Act of 1934 and is a reporting company pursuant to Section12(g) thereunder.

       4.3. REPORTING COMPANY FILINGS. Generation has timely filed and is current on all reports required to be filed by it pursuant to Section13 of the Securities Exchange Act of 1934.

       4.4. CAPITALIZATION. Generation's authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of non-designated preferred stock of which no shares are designated or issued.

       4.5. ISSUED STOCK. All the outstanding shares of its common stock are duly authorized and validly issued, fully paid and non-assessable.

       4.6. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain Generation common or preferred stock issued or committed to be issued.

       4.7. CORPORATE AUTHORITY. Generation has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

       4.8. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Generation's board of directors.

       4.9.    SUBSIDIARIES.  Generation has no subsidiaries.

       4.10. FINANCIAL STATEMENTS. Generation's financial statements, copies of which will have been delivered by Generation to Life2K prior to the Closing (the "Generation Financial Statements"), fairly present the financial condition of Generation as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       4.11. ABSENCE OF UNDISCLOSED LIABILITIES. Generation did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       4.12. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of Generation since the date of the Generation Financial Statements.

       4.13. LITIGATION. There is not, to the knowledge of Generation, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Generation or against any of its officers.

       4.14. CONTRACTS. Generation is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

       4.15. TITLE. Generation has good and marketable title to all the real property and good and valid title to all other property included in the Generation Financial Statements. Except as set out in the balance sheet thereof, the properties of Generation are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Generation.

       4.16. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Generation for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Generation Financial Statements are adequate to cover any such taxes that may be assessed against Generation in respect of its business and its operations during the periods covered by the Generation Financial Statements and all prior periods.

       4.17. NO VIOLATION. Consummation of the Exchange will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Generation is subject or by which Generation is bound.

       5.      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

       The Shareholders, individually and separately, represent and warrant as follows:

       5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Life2K shares which are listed in the attached Exhibit A and which they have contracted to exchange.

       5.2. STOCK RIGHTS. No Shareholder owns or claims any stock grants, options, rights, warrants or other rights to purchase or obtain Life2K's common or preferred stock.

       5.3. ALL STOCK. Each Shareholder shall transfer herewith all common stock of Life2K owned legally or beneficially by such Shareholder.

       5.4. LITIGATION. There is no litigation or proceeding pending, or to each Shareholder's knowledge threatened, against or relating to shares of Life2K held by the Shareholders.

       5.5. STOCK LEGEND. Each Shareholder understands and agrees that the shares of common stock issued hereunder will be "restricted securities," as defined by Rule 144 under the Securities Act of 1933, will be restricted as to transferability, and will bear substantially the following legend:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

           5.6. ACCEPTANCE OF AGREEMENT. Each Shareholder understands and hereby accepts all and any terms of this agreement which relate to such Shareholder.

           5.7.       CONSENT TO EXCHANGE.   Each Shareholder hereby
consents to exchange all his shares
of capital stock of Life2K for the capital stock of Generation as provided in Exhibit "A" attached hereto.

           5.8. SUITABILITY REPRESENTATION FOR INVESTORS WHO ARE NOT ACCREDITED INVESTORS. If
such Shareholder does not meet the definition of an Accredited Investor contained in the Shareholder Signature Page, such Shareholder hereby represents and warrants that such Shareholder has such knowledge and experience in financial and business matters that such Shareholder (alone or together with a purchaser representative) is capable of evaluating the merits and risks of this investment and is able to bear the economic risks of this investment.

           6.         REPRESENTATIONS AND WARRANTIES OF LIFE2K

           Life2K represents and warrants as follows:

           6.1. CORPORATE ORGANIZATION AND GOOD STANDING. Life2K is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

           6.2. CAPITALIZATION. Life2K's authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share, of which 17,148,250 shares are issued and outstanding, and 25,000,000 shares of preferred stock, $.0001 par value per share, of which 60,000 shares are issued and outstanding.

           6.3. ISSUED STOCK. All the outstanding shares of its common stock are duly authorized and validly issued, fully paid and non-assessable.

           6.4. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain
Life2K common or preferred stock issued or committed to be issued.

           6.5. CORPORATE AUTHORITY. Life2K has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

           6.6. AUTHORIZATION. Execution of this agreement has been duly authorized and approved by Life2K's board of directors.

           6.7.       SUBSIDIARIES.  Life2K has one subsidiary.

           6.8. FINANCIAL STATEMENTS. Life2K's audited financial statements dated as of December 31, 1999 and unaudited financial statements dated June 30, 2000, copies of which will have been delivered by Life2K to Generation prior to the Exchange Date (the "Life2K Financial Statements"), fairly present the financial condition of Life2K as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

           6.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Life2K Financial Statements, Life2K did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

           6.10.      NO MATERIAL CHANGES.   There has been no
material adverse change in the business, properties, or financial condition of Life2K since the date of the Life2K Financial Statements.

           6.11. LITIGATION. There is not, to the knowledge of Life2K, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Life2K or against any of its officers.

           6.12. CONTRACTS. Life2K is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

           6.13.      TITLE.   Life2K has good and marketable title
to all the real property and good and valid title to all other property included in the Life2K Financial Statements. Except as set out in the balance sheet thereof, the properties of Life2K are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Life2K.

           6.14. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Life2K for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Life2K Financial Statements are adequate to cover any such taxes that may be assessed against Life2K in respect of its business and its operations during the periods covered by the Life2K Financial Statements and all prior periods.

           6.15. NO VIOLATION. Consummation of the Exchange will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Life2K is subject or by which Life2K is bound.

           7.         CONDUCT PENDING THE CLOSING

           Generation, Life2K and the Shareholders covenant that between the date of this agreement and the Closing as to each of them:

           7.1.       No change will be made in the charter
documents, by-laws, or other corporate documents of Generation or Life2K.

           7.2. Life2K and Generation will use their best efforts to maintain and preserve their business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

           7.3. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Life2K shares of common stock owned by them.

           8.         CONDITIONS PRECEDENT TO OBLIGATION OF LIFE2K
AND THE SHAREHOLDERS

           Life2K's and the Shareholders' obligation to consummate the Exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing:

           8.1. GENERATION'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Generation set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

           8.2. GENERATION'S COVENANTS. Generation shall have performed all covenants required by this agreement to be performed by it on or before the Closing.

           8.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the board of directors of Generation.

           8.4.       SUPPORTING DOCUMENTS OF GENERATION.
Generation shall have delivered to Life2K and the Shareholders supporting documents in form and substance reasonably satisfactory to Life2K and the Shareholders, to the effect that:

           (a) Generation is a corporation duly organized, validly existing, and in good standing;

           (b) Generation's authorized capital stock is as set forth herein;

           (c) Certified copies of the resolutions of the board of directors of Generation authorizing the execution of this agreement and the consummation hereof;

           (d) Secretary's certificate of incumbency of the officers and directors of Generation;

           (e) Generation's Financial Statements and unaudited financial statement from the date of Generation's Financial
Statements to close of most recent fiscal quarter; and

           (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

           9.         CONDITIONS PRECEDENT TO OBLIGATION OF GENERATION

           Generation's obligation to consummate the Exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing:

           9.1. LIFE2K'S AND THE SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of Life2K and the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

           9.2.       LIFE2K'S AND THE SHAREHOLDERS' COVENANTS.
                      Life2K and the Shareholders
shall have performed all covenants required by this agreement to be performed by them on or before the Closing.

           9.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the board of directors of Life2K.

           9.4. SHAREHOLDER EXECUTION. This Agreement shall have been executed by all the Shareholders.

           9.5. SUPPORTING DOCUMENTS OF LIFE2K. Life2K shall have delivered to Generation supporting documents in form and substance reasonably satisfactory to Generation to the effect that:

           (a) Life2K is a corporation duly organized, validly existing, and in good standing;

           (b)  Life2K's capital stock is as set forth herein;

           (c) Certified copies of the resolutions of the board of directors of Life2K authorizing the execution of this agreement and the consummation hereof;

           (d) Secretary's certificate of incumbency of the officers and directors of Life2K;

           (e) Life2K's Financial Statements and unaudited financial statements for the period from the date of the Life2K's
Financial Statements to the close of the most recent fiscal quarter;
and

           (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

           10. SHAREHOLDERS' REPRESENTATIVE. The Shareholders hereby irrevocably designate and appoint Brian Sorrentino as their agent and attorney in fact ("Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this agreement, and to take such other action on their behalf in connection with this agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate.

           11.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
The representations and warranties
of Life2K, the Shareholders and Generation set out herein shall survive the Closing.

           12.        ARBITRATION

           12.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

           12.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

           12.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

           12.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

           12.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

           12.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

           12.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

           12.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

           12.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

           12.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

           13.        GENERAL PROVISIONS.

           13.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

           13.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

           13.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

           13.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Generation, to:

Generation Acquisition Corporation
1504 R Street, N.W.
Washington, D.C. 20009

If to Life2K, to:

Life2K.com, Inc.
1250 24th Street, NW
Washington, DC 20037

If to the Shareholders, to:

Brian Sorrentino
Life2K.com, Inc.
1250 24th Street, NW
Washington, DC 20037

If to the Exchange Agent, to:

Pierce Mill Associates, Inc.
1504 R Street, N.W.
Washington, D.C. 20009


           13.5.      GOVERNING LAW.  This agreement shall be
governed by and construed and enforced in accordance with the laws of the State of Delaware.

           13.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by any party of its rights under this agreement without the written consent of each other party shall be void.

           13.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

           13.8. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Pierce Mill Associates, Inc., Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of the Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

           13.9. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

           13.10. EFFECTIVE DATE. This effective date of this agreement shall be September 15, 2000.

        SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION
       AMONG GENERATION, LIFE2K AND THE SHAREHOLDERS OF LIFE2K

           IN WITNESS WHEREOF, the parties have executed this agreement.


GENERATION ACQUISITION CORPORATION


By___________________________________


LIFE2K.COM, INC.


By___________________________________


SHAREHOLDERS:

By separate attachment